Exhibit 10.35

Domestic Relocation Policy
Home Sale Assistance Plan

Policy Component
Introduction...
Benefits at a Glance ...
Before You Get Started......................................................................................................................................................................................................
Expense Reimbursement....................................................................................................................................................................................................
Home Finding Assistance................................................................................................................................................................................................
New Home Purchase Assistance.....................................................................................................................................................................................
Rental Assistance...
Temporary Housing...
Home Sale Assistance:  Guaranteed Offer......................................................................................................................................................................
    Movement of Household Goods......................................................................................................................................................................................
Final Move to the Destination Location.........................................................................................................................................................................
Miscellaneous Expense Allowance.................................................................................................................................................................................
Spousal/Partner Career Counseling.................................................................................................................................................................................
    Tax Liability Assistance....................................................................................................................................................................................................
1 2 4 5 6 8 9 10 11 15 18 19 20 21

INTRODUCTION

Congratulations!
Congratulations on your move with LFG!

As part of your new career decision, you and your family will face many new challenges and opportunities. This Relocation Policy is designed to provide the information and tools necessary to make your move as smooth and easy as possible.

Please read the material carefully to get an idea of the comprehensive assistance available to you and your family. As you prepare for each step of your move, rely on this information for a source of guidance.

LFG has selected TRC Global Solutions, Inc., a relocation management company, to assist in your transition.  TRC Global Solutions, Inc. specializes in assisting corporations and their transferring employees in all aspects of the relocation process. Once your Relocation Authorization Form has been received by TRC Global Solutions, Inc., your RELOCATION SPECIALIST will contact you to begin the process.

Important Notice
In order to take maximum advantage of the relocation program benefits, as well as minimize costs to the Company, do not contact any real estate companies or agents before first talking to your RELOCATION SPECIALIST. Should you have a preferred real estate agent, you must first request TRC Global Solutions, Inc. to contact the preferred real estate agent in order to verify that the real estate agent meets TRC Global Solutions, Inc.’s requirements.

To maintain relocation benefits eligibility, you must follow all processes set forth by TRC Global Solutions, Inc. and LFG documented within this relocation policy.

BENEFITS AT A GLANCE

Policy Component	Description
Home Finding Assistance
  ❑ Up to two home finding trips, for a maximum of seven days (combined) for you and your spouse/partner

❑ Reimbursed expenses include:

▪ Airfare (coach class only) or personal car (at the current reimbursable mileage rate)

▪ Lodging

▪ Meals (room service not included)

▪ Rental car and gas in destination area

New Home Purchase Assistance
  ❑ If you owned your residence in the former location and purchase within twelve months of your transfer date you will  be  reimbursed  for normal expenses when purchasing a residence in the new location

  ❑ A 1% loan origination fee will be reimbursed

Rental Assistance
  ❑ If you rent at the destination location, TRC Global Solutions, Inc. will help you locate the right rental property or apartment in the right neighborhood quickly and easily.  You will be contacted to review the program and associated benefits, and to discuss your housing and community needs at the new location.

Temporary Housing
  ❑ Professional assistance will be provided by TRC Global Solutions, Inc.

❑ The Company will provide temporary housing accommodations for up to 60 days for you

❑ Reimbursable expenses include:

▪ Lodging

▪ Meals (two meals per working day and three meals per non-working day)

▪ Rental car and gas in destination area

▪ Return visits home to a maximum of two

Home Sale Assistance: Marketing Assistance/ Appraised Value Option (Guaranteed Offer)

❑ TRC Global Solutions, Inc. will assist with market strategy creation

❑ You must complete the disclosure form

❑ TRC Global Solutions, Inc. will order all necessary inspections and a title report

❑ Two appraisals ordered if within 5% then averaged, if not, third ordered, two closest averaged

❑

BENEFITS AT A GLANCE
Policy Component	Description
Movement of Household Goods
❑ TRC Global Solutions, Inc. closes with you when a qualified buyer has been secured and paperwork has been executed

❑ An equity advance of 80% can be provided to purchase in the destination area if you are not an executive officer of the Company

❑ Proof of need and a signed Promissory Note will be required for the equity advance

❑ Professional van line selected by TRC Global Solutions, Inc.

❑ Van line will pack, load, transport, and unload goods including normal appliance servicing

❑ Storage to 60 days

❑ Up to $75,000 valuation coverage

❑ One automobile may be shipped if the distance to the new location is > 600 miles

Final Move to the Destination Location

❑ The Company will reimburse actual and reasonable en route expenses from the departure location to the destination location incurred by you and your family.  All travel should be booked through the Company/s designated travel agency and in accordance with the Company’s travel policy.  Your trip must be made by the most direct route-no vacation, extended trips or personal aide trip or leisure will be covered.

Miscellaneous Expense Allowance	❑ You will receive a Miscellaneous Expense Allowance in the amount of $5,000 to cover incidentals not covered by a relocation benefit. No gross-up.

Spousal/Partner Career Assistance	❑ The Company will provide employment assistance benefits through a coordinated resource for your spouse/partner

Tax Liability Assistance

❑ The Company will pay a tax-on-tax gross up to cover portions of your estimated federal, state, and local tax liability that arises from the taxable but generally not deductible portion of Company-reimbursed expenses.

BEFORE YOU GET STARTED

Objective
The Company’s relocation benefits are intended to:

❑ Facilitate your timely transition to the new location.

❑ Minimize your out-of-pocket expenses while effectively managing the Company’s costs.

❑ Comply with Internal Revenue Service regulations.

Scope of Benefits
These benefits are designed for the sole purpose of providing support for relocations within the United States.

The Company reserves the right to amend, modify, suspend or terminate the relocation benefits and programs described at any time without advance notice.  The Company retains the right to establish separate employee relocation policies and/or benefit packages in the event of unusual or uncommon circumstances.

The Company will have the final right of decision when interpreting the terms of the relocation benefits and programs or in any communication with you. This policy is not an offer, a contract, or part of either.

Program Administration
The Company will authorize your relocation with TRC Global Solutions, Inc.. Once notified, TRC Global Solutions, Inc. will provide you with a copy of the relocation policy, explain the Company’s relocation benefits and process, and answer any questions that arise.

Eligibility
This policy applies to full-time employees who are hired or transferred at the request of the Company.

When family members are entitled to relocation benefits within this policy, the following definition of “family” will apply:

“The employee’s spouse or partner and dependent children (ren) who reside with the employee at the time of acceptance of transfer and who will reside with the employee at the new location.”

If the Company employs both you and your spouse or partner, benefits are available for only one.

To be eligible for the benefits outlined in this policy, the move must be completed within 12 months of the effective date of the relocation. The effective date is defined as the official date of transfer/position change or the start date for new hire employees. Benefits cease upon termination of employment.

EXPENSE REIMBURSEMENT

Expense Reimbursement Process
In some cases, the Company will pay service providers directly for the relocation assistance you receive. Certain other expenses will be paid directly by you and reimbursed by the Company.

The reimbursement of eligible moving-related expenses will be handled by TRC Global Solutions, Inc.. Within 30 days of incurring an eligible expense, you must fill out a relocation expense reporting form and attach original receipts for all expenditures.

The relocation expense form is then submitted to TRC Global Solutions, Inc.’s Expense Management Department. After TRC Global Solutions, Inc. receives the form, the expenses will be checked for accuracy and consistency with the Company’s relocation policy. TRC Global Solutions, Inc. will distribute reimbursement funds weekly. Under no circumstances should relocation expenses be submitted on a business related expense form.

If at any time you are unsure whether an expense is reasonable in nature, appropriate and/or eligible for reimbursement under this policy, you should contact TRC Global Solutions, Inc. prior to incurring the expense.

Non-Reimbursable Expenses
Example of expenses that are not reimbursed during your relocation include but are not limited to:

▪ Airline headsets

▪ Automobile insurance, traffic fines, parking fines or impound costs

▪ Cost of insuring personal and company property

▪ Health club facilities

▪ Luggage and briefcases

▪ Medical expenses and personal trip insurance

▪ Personal care items and clothing

▪ Personal communication

▪ Subscription movies, newspapers, magazines and recreation

HOME FINDING ASSISTANCE

Benefit Description
TRC Global Solutions, Inc. specializes in helping you locate the right home in the right neighborhood quickly and easily.  To assist the Company in controlling relocation costs, you must allow TRC Global Solutions, Inc. to make the first contact with the real estate agent(s) in the new location.  TRC Global Solutions, Inc. only recommends agents with a proven record of accomplishment of successfully finding and selling homes. If you have a real estate agent, you would like to recommend, it is important that you do not contact that agent. Instead, let your RELOCATION SPECIALIST know who the agent is and where the agent can be reached.  Your RELOCATION SPECIALIST will then contact the agent to obtain his/her credentials and, if qualifications are acceptable, will select that agent.

You, members of your immediate family, or other Company employees should not directly or indirectly benefit financially from the fees that the Company pays for services or other costs related to your relocation. It is for that reason that the Company will not reimburse a transferring employee, an immediate family member, another relative of the employee, or another Company employee (or his/her spouse) for any fees for services performed as a real estate agent or broker for the purchase of the transferring employee’s primary residence.

RELOCATION SPECIALIST Assistance
TRC Global Solutions, Inc.’s RELOCATION SPECIALIST will contact you to review the program, explain the benefits, and offer assistance.  This assistance includes:

❑ Conducting a telephone interview with you to discuss your housing needs and wants at the new location.  After this discussion, the RELOCATION SPECIALIST will use the information acquired to recommend a realtor who is a relocation specialist in the area and who is knowledgeable regarding homes within the price range you have requested.

❑ Explaining “agency” and clarifying who the realtor is representing and why.

❑ Reviewing purchase guidelines to help you make a good decision on the home you decide to purchase, including disclosure hazards such as synthetic stucco, lead paint and other toxic hazards.

❑ Explaining comparable market analysis and encouraging you to have the realtor assist you in putting one together on the home you are purchasing. This will help you determine the best price for the property and eliminate purchasing an overpriced home.

❑ Assisting with negotiations—it can be very helpful to have the opinion of an uninvolved specialist when you are negotiating the purchase price of a new home.

❑ Reviewing the purchase agreement (contract). The RELOCATION SPECIALIST will be available to look over the purchase agreement to determine that it is written in your best interests.

❑ Encouraging you to be prequalified with a lender. In many markets, sellers are requiring buyers to be prequalified at the time the offer to purchase is made. The Company has made lender arrangements through TRC Global Solutions, Inc.’s Mortgage supplier’s for your optional usage.

Home Finding Trip
The Company will provide a benefit to cover reasonable transportation, lodging, and meals during your home finding trip(s).  A maximum of two trips for a maximum of seven days (combined) for you and your spouse/partner.  This includes travel time.

❑ Reimbursed expenses include:

HOME FINDING ASSISTANCE

       ▪ Airfare (coach class only) or personal car (at the current reimbursable mileage rate)

       ▪ Lodging

       ▪ Meals (room service not included)

       ▪ Rental car and gas in destination area

NEW HOME PURCHASE ASSISTANCE

Benefit Description
If you owned your residence in the former location and purchase within twelve months of your transfer date, you will be reimbursed for normal expenses when purchasing a residence in the new location.

These benefits are not available if you rented your primary residence in the former location, even if you are purchasing a home in the new location.

Reimbursable Expenses
Home purchase expenses will be reimbursed that are actual, customary and required, such as:

❑ Application fee

❑ Appraisal fee

❑ Attorney’s fees

❑ Credit report

❑ Document preparation

❑ Funding fees

❑ Inspection fee (general home)

❑ Inspection fees (engineering, pest, roof, radon, septic/well—if required by lender)

❑ Legal fees

❑ Loan origination fee (not to exceed 1% of the new mortgage amount)

❑ Notary fees

❑ Owner’s fee title insurance

❑ Recording fees

❑ Simultaneous second mortgage closing costs

❑ State tax stamps and transfer fees

❑ Survey

❑ Title examination, title insurance binder, title/abstract search, EPA endorsements

❑ Title insurance (lender required)

❑ Title search

❑ Underwriting fee

The Company will not reimburse you for any arrangement that reduces the mortgage interest rate. Nor will the Company reimburse you for funds required in escrow accounts, such as prorated real estate taxes and insurance premiums.

To receive reimbursement, submit a completed relocation expense reporting form (provided by TRC Global Solutions, Inc.) along with a copy of the signed HUD-1 settlement statement. Reimbursable home purchase costs can be billed directly to the Company.

RENTAL ASSISTANCE

Benefit Description
TRC Global Solutions, Inc. will help you locate the right rental property or apartment in the right neighborhood quickly and easily. You will be contacted to review the program and associated benefits, and to discuss your housing and community needs at the new location.

To help with your search you will be presented with rental options to review in advance of your home finding trip.  The rental options are in the form of photos and detailed information on available properties.  An agenda will be provided to tour each property and you will be assisted with negotiating the lease terms and rental rates.  You will also be supplied with any destination services you requested, such as assistance with utility connection, rental furniture, etc.

Securing a New Lease
In order to avoid any future penalties to either you or the Company, a transfer clause should be inserted into any lease that you sign at the new location. The following clause is recommended:

“In the event the renter is transferred, or decides to purchase or build a home during the term of this lease, this lease may be terminated upon thirty (30) days written notice to landlord with no penalty to renter. Renter will provide a copy of the employer’s relocation authorization.”

TEMPORARY HOUSING

Benefit Description
If you are unable to move into your new permanent residence but are needed to report to work in the new location, the Company will cover your lodging and meals (two meals per working day and three meals per non-working day) during temporary living.  Up to 60 days maximum of temporary living benefit is provided.  Car rental and gas are eligible for reimbursement.

TRC Global Solutions, Inc. will assist you in securing the appropriate temporary living accommodations in your new location.  Your RELOCATION SPECIALIST can evaluate your needs and recommend locations.  In most instances, the monthly rent can be directly billed to TRC Global Solutions, Inc..

Housing Period
The temporary housing period begins on the day of your arrival in the destination location and ends with whichever of the following occurs first:

▪ The new home is ready for occupancy.

▪ Delivery of your household goods to the new home.

▪ The temporary housing period of 60 days expires.

You are responsible for any additional temporary housing costs that result from your decision to build a home in the new location.

RELOCATION SPECIALIST Assistance
Upon authorization from the Company, TRC Global Solutions, Inc. will:

▪ Contact you to determine your needs with regard to the length of stay and housing requirements.

▪ Contact the appropriate resource to determine availability of units and leasing terms.

▪ Provide you with the name(s) and location(s) of available unit(s) for your selection.

Upon notification from you of an acceptable unit, TRC Global Solutions, Inc. will:

▪ Assist in negotiating terms of the lease in accordance with the appropriate reimbursement guidelines and your requirements.

▪ Submit expenses to the Company for payment.

▪ Maintain contact with you throughout the temporary housing period to coordinate changes or resolve issues.

Trips Home
If your family remains at the departure location, you will be reimbursed up to a maximum of two trips home during Temporary Living.  Reimbursable trip expenses are limited to transportation only.  Transportation costs include coach airfare and airport parking or automobile mileage at the current Company rate. All travel should be booked through and in accordance with the Company’s travel policy.

Optionally, a family member may travel to the new location, instead of you making a trip home. However, any additional lodging and meal costs will be at your expense.

HOME SALE ASSISTANCE:  GUARANTEED OFFER

Benefit Description
Home Sale Assistance is designed to help you sell your home and provide the most favorable tax treatment to both you and the Company.  If you follow the guidelines of this sale, you do not incur any real estate commission or other normal seller’s closing expenses.  To protect this sale, you must under no circumstances accept a down payment or sign an offer presented by any potential buyer.  Your RELOCATION SPECIALIST will explain the process and all details.

You, members of your immediate family, or other Company employees should not directly or indirectly benefit financially from the fees that the Company pays for services or other costs related to your relocation.  It is for that reason that the Company will not reimburse you, an immediate family member, another relative of the employee, or another Company employee (or his/her spouse) for any fees for services performed as a real estate agent or broker for the sale of your primary residence.

Qualifications for the Program
To qualify for Home Sale Assistance, the home must be owned by you and be your principal residence at the time of the transfer.  In addition:

❑ Your home cannot be listed prior to initiation in TRC Global Solutions, Inc.’s program or you must be able to cancel that listing without penalty.

❑ The program procedures outlined by this policy and TRC Global Solutions, Inc. must be followed.

You must warrant that you own and occupy the residence and that it is classified as a single-family residence, condominium, or town house with no adverse conditions that will prevent its marketability.

Ineligible Properties
To qualify for Home Sale Assistance, the home must be owned by you and be your principal residence at the time of the transfer.  In addition, the following kinds of properties do not qualify:

❑ Cooperative units

❑ Farms

❑ Homes with acreage in excess of five acres or acreage that does not conform to the immediate area

❑ Houseboats

❑ Income producing properties

❑ Mobile homes whether on owned or leased lots

❑ Multi-family dwellings (except a two-family residence when one part is the principal residence of the employee)

❑ Properties in which inspections conducted disclose defects which rendered the property unmarketable and/or the employee does not repair to the satisfaction of The Relocation Center

❑ Properties on which clear title cannot be delivered

❑ Properties that have EIFS (exterior insulating finishing systems), also known as synthetic stucco

❑ Properties which do not qualify for conventional mortgage financing

HOME SALE ASSISTANCE:  GUARANTEED OFFER

The Relocation Centers Guaranteed Home Buyout Program
❑ Properties which have been on the market at any time within six months of the date of the employee’s initiation into the program

❑ Residences acquired for commercial or speculative purposes

❑ Residences containing or located near hazardous materials (e.g. lead, asbestos, urea formaldehyde foam insulation/UFFI)

❑ Residences that are not FNMA/FHLMC approved

❑ Residences undergoing renovation or construction

❑ Resort properties

❑ Summer/vacation homes

❑ Vacant land

If any inspection discloses a significant problem, the Company reserves the right to exclude the home from the Home Sale Assistance program.  In such event, you would be eligible for direct reimbursement of certain home selling expenses.

When you accept a bona fide outside offer from a qualified buyer, TRC Global Solutions, Inc. will purchase the home from you and then sell the home to the outside buyer.  To protect this sale, you must under no circumstances accept a down payment or sign an offer presented by any potential buyer.  In order to contain costs in this area, the Company requires that you:

▪ Participate in the Home Marketing Assistance program.

▪ Inform TRC Global Solutions, Inc. of all outside offers you receive.

Real Estate Agent Selection and Market Analysis
Your RELOCATION SPECIALIST will select two real estate agents who have a documented record of successfully selling homes in the immediate neighborhood and within the general price range of the home.  These real estate agents will independently inspect the home and complete a Broker’s Market Analysis (BMA) to establish the most probable sales price.

If you have a real estate agent, you would like to recommend, it is important that you do not contact that agent.  Instead, let your RELOCATION SPECIALIST know who the agent is and where the agent can be reached.  Your RELOCATION SPECIALIST will then contact the agent to obtain their credentials and, if qualifications are acceptable, will select that agent as one of the agents to prepare and present a marketing plan.

The brokers will send the completed BMAs to the RELOCATION SPECIALIST who will review the results for thoroughness, accuracy, and logic of conclusions.  Your RELOCATION SPECIALIST will then review the results with you, at which time you and TRC Global Solutions, Inc. shall agree to proceed with the appropriate paperwork.

Program Paperwork and Document Needs
You will enter into an agreement with TRC Global Solutions, Inc. instead of listing your home under your name.  This agreement enables TRC Global Solutions, Inc. to list the property in TRC Global Solutions, Inc.’s name, facilitate the move, and defray many relocation costs.  The agreement will last for six months and is renewable at the end of that period of time with your consent.  During this period, TRC Global Solutions, Inc. will expose the home to the marketplace.  Most typically, the home will be listed with a real estate agent by TRC Global

HOME SALE ASSISTANCE:  GUARANTEED OFFER

Seller’s Disclosure Statement
Solutions, Inc. who will, through exposure to the public, determine what a buyer will pay at arm’s length for the home.  The agreement must be executed and returned to TRC Global Solutions, Inc. prior to proceeding with the program.

You will be given a Seller’s Disclosure Statement for execution.  This document must be executed prior to proceeding with the program.  TRC Global Solutions, Inc. will also conduct an examination of the title to the property.  It is your responsibility to be able to transfer title, which shall be good and marketable.

Listing the Property
The choice of the listing agent and the price at which the home is listed are subjects your RELOCATION SPECIALIST will discuss with you.  Although TRC Global Solutions, Inc. will list the home for sale (if that is mutually desired) your input with regard to the agent and the list price will be given great consideration by the RELOCATION SPECIALIST.

Market Strategy
Your RELOCATION SPECIALIST will discuss the best strategy for marketing the home, suggesting any repairs, maintenance, and/or decorating that you may want to do to maximize the home’s value and expedite the marketing process.  The Company will not reimburse these costs.

Exposure of the Home to the Marketplace
TRC Global Solutions, Inc. will be responsible for marketing the home.  Your RELOCATION SPECIALIST will monitor all sales activity on the property to ensure that all of the best marketing procedures are being used for maximum exposure to the marketplace.  Your RELOCATION SPECIALIST and the real estate agent will keep you informed of all activity and feedback on the house during the marketing process.

Inspections
TRC Global Solutions, Inc. will order and pay for inspections on the home, including but not limited to, a general home, pest, well and septic, if applicable.  You will be solely responsible for rectifying or repairing any adverse items that appear in any inspections obtained prior to closing with TRC Global Solutions, Inc..  In most instances, TRC Global Solutions, Inc. can deduct any agreed upon repair cost from your equity payment.  Your RELOCATION SPECIALIST will discuss with you all aspects so you can make an informed decision.

Closing the Sale
Once TRC Global Solutions, Inc. has exercised the purchase agreement with you, your closing will be scheduled.  You will be responsible for all costs and risks associated with the home up to and including the date of closing with TRC Global Solutions, Inc..  These include but are not limited to prorations for taxes, interest on the mortgage, utilities, homeowner’s insurance, agreed upon repairs required from any inspections, and any other costs associated with the ownership of the home.  After the date of the closing, TRC Global Solutions, Inc. will be responsible for all of those items regarding the home.

At the closing between TRC Global Solutions, Inc. and you, TRC Global Solutions, Inc. will provide a Promissory Note for the amount of equity due to you.  As set forth in the Contract of Sale, you will receive the final net proceeds (the equity) in the property within approximately 2 calendar days from the date of the Promissory Note.  Net proceeds are defined as the sales

HOME SALE ASSISTANCE:  GUARANTEED OFFER

Vacating the Property
price of the home minus liens, mortgages, appropriate prorations, less any equity advance you have already received, and agreed to repair amounts, etc., if any.  As provided in the Contract of Sale, there are no real estate commissions or other standard closing costs that will be deducted from the proceeds.

You are responsible for disclosing all known conditions and defects of the property.  If you fail to disclose, you may be responsible for all costs incurred by TRC Global Solutions, Inc. as a result of the non-disclosure.

In the event you are unable to vacate the property at the time of closing with TRC Global Solutions, Inc., the home may be leased back to you during the approximate three day period prior to closing with an outside buyer, at a minimum per diem of $50.  A $500 security deposit will be withheld from the net proceeds and will be returned after TRC Global Solutions, Inc. inspects the home following the vacate date.  Under the lease, you would be responsible for utilities, general maintenance, and insurance on household goods through the date of vacating and/or transfer of possession to TRC Global Solutions, Inc..  The RELOCATION SPECIALIST will provide instructions for transferring utilities, keys, etc.

Obligations in the Contract of Sale with The Relocation Center
Your obligation to TRC Global Solutions, Inc. with regard to the condition of the home at closing will be similar to that which would occur in the sale to any other buyer.  In fact, in the event that TRC Global Solutions, Inc. sells the property and incurs any expenses, costs, or liabilities with regard to a condition of the property that existed at the date of the closing with TRC Global Solutions, Inc., you may be held responsible for those items.

Equity Advance
NOTE: Pursuant to Section 402 of the Sarbanes-Oxley Act of 2002 that became effective July 30, 2002, a new subsection (k) has been added to Section 13 of the Securities Exchange of 1934.  Section 13(k) makes it unlawful for any issuer, directly or indirectly, including through any subsidiary, to extend or maintain credit, to arrange for the extension of credit, or to renew an extension of credit in the form of a personal loan to or for any of its Board of Directors or executive officers.  Therefore, pursuant to the Policy, it is prohibited for any “executive officer” to participate in an Equity Advance.

In the event you require a portion of your equity to purchase a new home in the destination location, after receiving a bona fide outside offer or TRC Global Solutions, Inc.’s guaranteed offer, but prior to acceptance of that offer, TRC Global Solutions, Inc. will advance up to a maximum of 80% of your estimated equity.

Your equity advance will be determined as 80% of the following:

▪ A bona fide outside offer or TRC Global Solutions, Inc.’s guaranteed offer:

❑ Less any estimated unpaid balances on all mortgages, liens, property taxes, assessments, or other encumbrances.

❑ Less one month’s, mortgage payment.

❑ Less any repair escrow required to cover the cost of repairs not completed, which are required as a result of the inspections ordered by TRC Global Solutions, Inc.

TRC Global Solutions, Inc. will require you and all owners of record to execute a Promissory Note prior to advancing any funds.

MOVEMENT OF HOUSEHOLD GOODS

Benefit Description
TRC Global Solutions, Inc. has selected a moving company to assist you with the movement of household goods and will coordinate the details. The cost of moving household goods from your former residence to your new home will be paid directly by TRC Global Solutions, Inc.. Any additional pick-ups and deliveries or other special situations, will be at your expense.

The moving company selected will perform all packing, loading, transporting, unloading, and partial unpacking required, including normal appliance servicing.  The mover will provide all required packing materials and remove the debris upon completion of the move.

Special arrangements for shipping antiques or other items of extreme value must be approved in advance; and supporting documentation, such as insurance appraisals, are required for verification.  The Company does not cover the costs of appraisals.

Special crating expenses must have prior approval.

Excluded Items, Services and Costs
Movement of the following items are not covered by the Company:

❑ Aerosol products or flammable materials

❑ Any items requiring excessive or special van accommodations

❑ Boats (14 feet in length or longer)

❑ Farm equipment

❑ Firewood, logs, patio blocks or other construction materials

❑ Frozen foods or other perishables

❑ Jewelry

❑ Liquors or carbonated beverages

❑ Money

❑ Personal papers, records, tickets, securities or legal documents

❑ Pets

❑ Plants

❑ Stamps, coins or other valuable collections

❑ Trailers

❑ Yard items that are large and require additional labor for dismantling and re-assembly (i.e. swimming pools, spas, storage sheds, satellite antennas, swing sets, etc.)

In addition to the above list, the following are services or costs that are not covered by the Company:

❑ Draining of waterbeds

❑ Exclusive use of the van or expedited service

❑ Housecleaning, maid service or janitorial services at either your new or old location

❑ Overtime charges for weekend or holiday moves

❑ Removal or installation of draperies or related items

MOVEMENT OF HOUSEHOLD GOODS

Valuation
❑ Removal or installation of wall-to-wall carpeting

❑ Restocking of freezer

❑ Secondary businesses

❑ Tips to the moving crew

Replacement value protection is provided through the selected moving company.  Any item(s) lost or damaged while in the carrier’s custody, will be either repaired or replaced with a similar kind or the carrier will pay the replacement value of such item(s). The maximum liability for loss or damage is $75,000.  If this amount of coverage is not adequate, additional coverage may be purchased. You should contact the moving company to purchase this additional coverage.

Pre-Move Survey
Prior to the start of packing, the moving company representative will complete a survey, by phone or in person, of those household goods you will be moving.  This survey is used to determine what services, materials and equipment will be required to complete your move.  If, after the survey has been completed, you decide to move additional items of significant size or weight, you must notify the moving company representative so that the proper materials are available and proper space is allowed on the moving van.

Inventory List
Read the inventory list prepared by the movers very carefully before you sign the document. You will want to be sure it is accurate and includes all goods intended for shipment. When your goods arrive, you or a responsible family member must be present to check off every item brought into your home.

Damaged Goods
If you discover any damage to your goods, set the damaged goods and container aside and immediately notify your Moving Counselor for directions on how to file a claim.  The moving company will provide you with the proper claim forms and procedures.   Cost consideration is not given for sentimental value you may have for your item(s).

Storage In-Transit
If you must vacate your previous residence before you have procured permanent housing at the new location, the Company will pay for storage costs of household goods for up to 60 days.  Storage costs are based on a daily basis. Your mover will designate an agent to arrange storage of your goods.  Make sure you obtain the name, address, and telephone number of the warehouse where your goods will be storage.

The costs of damage to your goods due to acts of nature (hurricanes, tornados, etc.) are not covered.

MOVEMENT OF HOUSEHOLD GOODS

Automobile(s)
If the distance to the new location is greater than 600 miles, the Company will ship one automobile.  The automobile must be in working order and their value must exceed the cost of shipping.  See “Final Trip to the New Location” for mileage coverage should you drive an automobile to the new location.

FINAL MOVE

Benefit Description
The Company will reimburse actual and reasonable en route expenses from the departure location to the destination location incurred by you and your family.  All travel should be booked through the Company/s designated travel agency and in accordance with the Company’s travel policy.  Your trip must be made by the most direct route-no vacation, extended trips or personal aide trip or leisure will be covered.

Reimbursable Expenses
Reimbursable expenses include:

❑ Airfare or Mileage (for up to two automobiles if one has not been shipped)

❑ Lodging

❑ Meals

Your trip must be made by the most direct route-no vacation, extended trips, personal aide trips, or leisure travel will be covered.

MISCELLANEOUS EXPENSE ALLOWANCE

Benefit Description
The relocation process may in many instances, create expenses for you not specifically covered by some other provision of this relocation policy. To compensate for these expenses, you will receive A Miscellaneous Expense Allowance in the amount of $5,000.  The allowance will be provided through Company Payroll HRIS system at the onset of your relocation.  This allowance is taxable and subject to applicable withholding taxes.
Items which might be paid with this allowance include, but are not limited to:

❑ Auto registration(s)

❑ Final Move Expenses – not covered by the benefit

❑ Club membership or dues payments

❑ House cleaning services

❑ Installation of appliances, carpeting, window treatments, etc.

❑ Laundry/dry cleaning

❑ Specialty electronic services for televisions, computers, etc.

❑ Phone, utility or cable deposits and installation fees

❑ Professional tax services

You are not required to submit receipts for expenses incurred under the Miscellaneous Allowance.

SPOUSAL/PARTNER CAREER COUNSELING

Benefit Description
If your spouse/partner was employed as a full time professional as of your effective date of transfer, the Company will provide employment assistance benefits through a coordinated resource.
The assistance may consist of one or more of the following:

▪ Professional career search consultation

▪ Development of realistic career or job goals

▪ Establishment of a customized action plan

▪ Development of resume and target company lists

▪ Active marketing of spouse/partner resume to potential employers

▪ Access to current electronic job banks and other databases

▪ Training in job search skills, including interviews and salary negotiation skills

▪ Assistance with international issues, if applicable, including assessing legal limits to employment opportunity, and possible alternatives

The Company will not pay expenses involved in moving a spouse/partner’s business from one location to another.

Must use benefit within 60 days of move in to new residence, 120-day maximum benefit.

Tax Impact	This payment is reported as additional compensation, subject to payroll deductions, including federal, state, and local income taxes and FICA. Such payments are grossed-up.

TAX LIABILITY ASSISTANCE

Benefit Description
Most reimbursements made to or on your behalf that are directly related to relocation are considered taxable income. The Internal Revenue Service has taken the position that all reimbursements made by the Company are considered “compensation for services” except for shipment of household goods and 30 days of storage. You must report all relocation reimbursements on your federal income tax return.

Internal Revenue Service Regulations
The Revenue Reconciliation Act of 1993 resulted in a number of changes in how moving expenses are to be treated and which of those expenses will continue to be tax deductible. To begin with, the following criteria must be met:

❑ The commute from your old residence to the new work place must be at least fifty miles farther than the commute from your old residence to the old place of work by the shortest, most commonly traveled route.

❑ You must be employed full time for thirty-nine weeks. The thirty-nine weeks must occur during a 12-month period that begins when you arrive at the new location. This requirement is waived in case of death, disability, involuntary termination or retransfer at the Company’s request.

❑ Except for some circumstances that involve your ability to move your family to the new location, the law calls for expenses to be incurred within one year of arrival in the general area of the new job location.

❑ Any expense that you incur must be “reasonable” in nature to be deductible. Expenses that are excessive will not be deductible.

❑ The move itself must be related to either continuing work at a new job location or starting a new job at a new location.

Definition of Moving Expenses
After the above criteria have been met, the law recognizes the following as “moving expenses:”

❑ Costs related to the movement of household goods and personal effects from the former residence to the new residence.

❑ The cost of transportation and lodging for you and your family during the final move from the former residence to the new residence.

Payment of these “moving expenses,” either directly or through reimbursement from the Company will be excluded from your reported income.
Other moving expenses that are either reimbursed or paid directly by the Company will be reported as taxable income. These expenses may include such items as:

❑ Reimbursement for meals, lodging, transportation and other expenses that occur while house hunting, traveling, or residing in temporary housing.

❑ Reimbursement or direct payment by the Company for expenses relating to the purchase of a new residence.

❑ Reimbursement for expenses relating to the sale of the old residence when you do not accept or were not eligible for the Home
Sale Assistance program.

TAX LIABILITY ASSISTANCE

Tax Gross-up
Unless otherwise indicated in this policy, the Company will pay portions of your estimated federal, state, and local tax liability (gross-up) that arise from the taxable but generally not deductible portion of Company-reimbursed expenses associated with a Company-requested relocation.

The determination of whether an item is or is not deductible by you on your individual income tax return is a personal decision you must make.  The way items are treated by the Company for purposes of income tax withholding does not constitute tax advice.

Gross-up Table	Below is a chart indicating which expenses are excludable from your W2 income and if the expense is tax assisted (grossed-up) by the Company.
	Policy Component	Excludable	Tax Assisted
	Home Finding	No	Yes
	New Home Purchase Assistance (except loan origination fee)	No	Yes
	Rental Assistance	No	Yes
	Temporary Living Assistance	No	Yes
	Home Sale Assistance – Guaranteed Buy-Out	N/A	N/A
	Movement of Household Goods: - Van line services - Valuation - Storage of household goods to 30 days - Storage of household goods after 30 days - Automobile	Yes Yes Yes No Yes	N/A N/A N/A Yes N/A
	Final Move (except meals and reimbursed mileage over .20)	No	Yes
	Miscellaneous Expense Allowance	No	No
	Spousal/Partner Career Counseling	No	Yes
N/A = Not applicable